                                 LOAN AGREEMENT

                          Dated as of December 30, 1998

      DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), DEL PHARMACEUTICALS, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 ("DPI" or, a "Guarantor") and THE CHASE MANHATTAN BANK, a New York banking corporation, having an office at 395 North Service Road, Suite 302, Melville, New York 11747 (the "Bank") hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Adjusted LIBOR Rate" means, with respect to any Eurodollar Loan for any Interest Period, an interest rate per annum (rounded, if not already a whole multiple of 1/16th of one (.01%) percent to the nearest 1/16th of one (.01%) percent) equal to the product of (a) the LIBOR Rate and (b) Statutory Reserves.


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      "Affiliate" means, as to any Person (i) a Person which directly or indirectly controls, or is controlled by, or is under common control with, such Person; (ii) a Person which directly or indirectly beneficially owns or holds twenty (20%) percent or more of any class of voting stock of, or twenty (20%) percent or more of the equity interest in, such Person; or (iii) a Person twenty (20%) percent or more of the voting stock of which, or twenty (20%) or more of the equity interest of which, is directly or indirectly beneficially owned or held by such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      "Agreement" means this Loan Agreement, as amended, supplemented or modified from time to time.


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      "Alternate Base Rate" means, for any day, the higher of (a) the Prime Rate
(computed on the basis of the actual number of days elapsed over a year of 360 days) in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus one-half of one (1/2%) percent (computed on the basis of the actual number of days elapsed over a year of 360 days). For purposes of this Agreement any change in the Alternate Base Rate due to a change in the Prime
Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. If for any reason the Bank shall have reasonably determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including, without limitation, the inability or failure of the Bank to obtain sufficient bids or publications in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.

      "Alternate Base Rate Loan" means a Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

      "Applicable Margin" means the amount of basis points to be added to the Adjusted LIBOR Rate as provided in Section 2.04 of


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this Agreement and as determined pursuant to Section 2.05 of this Agreement.

      "Board of Governors" means the Board of Governors of the Federal Reserve System of the United States of America.

      "Business Day" means a day of the year on which banks are not required or authorized to close in New York City, provided that, if the relevant day relates to a Eurodollar Loan, a Eurodollar Interest Period, or notice with respect to a Eurodollar Loan, the term "Business Day" shall mean a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.


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      "Capital Expenditures" means as to any Person, the aggregate amount of any expenditures (including purchase money debt and purchase money liens) by such Person for assets (including fixed assets acquired under Capital Leases) which it is contemplated will be used or usable in fiscal years subsequent to the year of acquisition and that are required to be capitalized in accordance with GAAP.

      "Capital Lease" means a lease which has been, or should be, in accordance with GAAP, capitalized on the books of the lessee.

      "Commitment" means the Bank's obligation to make Revolving Credit Loans to the Borrower pursuant to the terms and subject to the conditions of this Agreement.

      "Consolidated Capital Expenditures" means, as to any Person, the aggregate amount of the Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

      "Consolidated EBITDA" means, as to any Person, for any period, the EBITDA of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "Consolidated Funded Debt" means, as to any Person, at any date, any Debt of such Person and its Consolidated Subsidiaries which is (i) indebtedness or liability for borrowed money having an original maturity of one (1) year or more (including the current portion thereof) or which is extendable at the option of the


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obligor to a date more than one year from the date of such extension, including, in any event, all of the outstanding


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Revolving Credit Loans; (ii) indebtedness or liability for borrowed money under lines of credit extended to such Person or any of its Consolidated Subsidiaries;
(iii) the deferred purchase price of property (excluding trade obligations);
(iv) obligations as a lessee under Capital Leases; (v) obligations to reimburse a letter of credit issuer for draws under letters of credit; and (vi) all liabilities under any preferred stock which, at the option of the holder or upon the occurrence of one or more certain events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt.

      "Consolidated Funded Debt (Applicable Margin)" means, as to any Person, at any date, any Debt of such Person and its Consolidated Subsidiaries which is (i) indebtedness or liability for borrowed money having an original maturity of one
(1) year or more (including the current portion thereof) or which is extendable at the option of the obligor to a date more than one year from the date of such extension, including, in any event, all of the outstanding Revolving Credit Loans; (ii) indebtedness or liability for borrowed money under lines of credit extended to such Person or any of its Consolidated Subsidiaries; (iii) the deferred purchase price of property (excluding trade obligations); and (iv) obligations as a lessee under Capital Leases.

       "Consolidated Fixed Charge Ratio" means, as to the Borrower and its Consolidated Subsidiaries, the ratio of (i) the sum of net


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income plus interest expense plus income tax expense for the period measured plus depreciation expense plus amortization of intangible assets minus Consolidated Unfunded Capital Expenditures minus Permitted Dividends paid in cash during such period minus Permitted Stock Repurchases to (ii) the sum of the current portion of


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Consolidated Funded Debt (excluding the principal amount of Revolving Credit
Loans and excluding Debt described in clauses (ii), (v) and (vi) of the definition of "Consolidated Funded Debt") plus twenty (20%) percent of the outstanding principal amount of Revolving Credit Loans plus interest expense. The Consolidated Fixed Charge Coverage Ratio shall be tested quarterly, measured for the four (4) fiscal quarters then ended, except for the current portion of Consolidated Funded Debt, which shall be measured for the next succeeding four
(4) fiscal quarters.

      "Consolidated Interest Coverage Ratio" means, as to any Person, for any period, the ratio of (i) Consolidated EBITDA minus Consolidated Capital Expenditures to (ii) consolidated interest expense.

      "Consolidated Leverage Ratio" means, as to the Borrower and its Consolidated Subsidiaries, the ratio of (i) Consolidated Total Unsubordinated Liabilities to (ii) Consolidated Tangible Net Worth plus Consolidated Subordinated Debt.

      "Consolidated Subordinated Debt" means, as to any Person, all of the Subordinated Debt of such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.

     "Consolidated Subsidiaries" means, as to any Person, those Subsidiaries of such Person which are consolidated with such Person in the financial statements delivered pursuant to Section 5.01(b).


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      "Consolidated Tangible Net Worth" means, as to any Person, the excess of
(i) such Person's Consolidated Total Assets, less all intangible assets properly classified as such in accordance with GAAP, including, but without limitation, patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits and goodwill, over (ii) such Person's Consolidated Total Liabilities.


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      "Consolidated Total Assets" means, as to any Person, at any date, the aggregate net book value of the assets of such Person and its Consolidated Subsidiaries at such date, after all appropriate adjustments in accordance with GAAP (including without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization and excluding the amount of any write-up or revaluation of any asset, other than those permitted under standard cost accounting procedures), computed and consolidated in accordance with GAAP.

      "Consolidated Total Liabilities" means, as to any Person, at any date, all of the liabilities of such Person and its Consolidated Subsidiaries at such date, including all items which, in accordance with GAAP would be included on the liability side of the balance sheet (other than capital stock, treasury stock, capital surplus and retained earnings) computed and consolidated in accordance with GAAP.


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      "Consolidated Total Unsubordinated Liabilities" means, as to any Person, the excess of (i) such Person's Consolidated Total Liabilities over (ii) such Person's Consolidated Subordinated Debt.

      "Consolidated Unfunded Capital Expenditures" means, as to any Person, the aggregate amount of the Unfunded Capital Expenditures by such Person and its Consolidated Subsidiaries, computed and consolidated in accordance with GAAP.


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      "Debt" means, as to any Person, all (i) indebtedness or liability of such
Person for borrowed money; (ii) indebtedness of such Person for the deferred purchase price of property or services (including trade obligations); (iii) obligations of such Person as a lessee under Capital Leases; (iv) current liabilities of such Person in respect of unfunded vested benefits under any Plan; (v) obligations of such Person under letters of credit issued for the account of such Person; (vi) obligations of such Person arising under acceptance facilities; (vii) guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss; (viii) obligations secured by any Lien on property owned by such Person whether or not the obligations have been assumed; (ix) liabilities of such Person under any preferred stock or other preferred equity instrument which, at the option of the holder or upon the occurrence of one or more events, is redeemable by such holder, or which, at the option of such holder is convertible into Debt; and (x) all other liabilities recorded as such, or which should be recorded as such, on such Person's financial statements in accordance with GAAP.

      "Debt to EBITDA Ratio" means, as to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Debt to EBITDA Ratio


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shall be measured and tested at the end of each fiscal quarter and, in the case of Consolidated EBITDA, for a period covering the four (4) fiscal quarters then ended.

     "Debt to EBITDA Ratio (Applicable Margin)" means, as to the Borrower and its Consolidated Subsidiaries for any period, the ratio of (i) Consolidated Funded Debt (Applicable Margin) (as of the last day of such period) to (ii) Consolidated EBITDA for such period. The Debt to EBITDA Ratio
(Applicable Margin) shall be measured and tested at the end of each fiscal quarter and, in the case of Consolidated EBITDA, for a period covering the four
(4) fiscal quarters then ended.

      "Default" means any of the events specified in Section 6.01 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

      "Dollars" and the sign "$" mean lawful money of the United States of America.


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      "EBITDA" means, as to any Person, for any period, the sum of (i) net income plus (ii) interest expense plus (iii) income tax expense plus (iv) depreciation expense plus (v) amortization of intangible assets, all measured and/or calculated for the four (4) fiscal quarters then ended.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and the published interpretations thereof as in effect from time to time.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) which together with any other Person would be treated, with such Person, as a single employer under Section 4001 of ERISA.

      "Eurodollar Loan" means a Loan bearing interest at a rate based on the Adjusted LIBOR Rate in accordance with the provisions of Article II hereof.

      "Event of Default" means any of the events specified in Section 6.01 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.


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      "Federal Funds Effective Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Bank from three (3) federal funds brokers of recognized standing selected by it.

      "Foreign Subsidiaries" means, with respect to the Borrower, those Subsidiaries of the Borrower which are incorporated, formed or organized outside of the United States.

      "GAAP" means Generally Accepted Accounting Principles.


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      "Generally Accepted Accounting Principles" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through the Financial Accounting Standards Board ("FASB") or through other appropriate boards or committees thereof and which are consistently applied for all periods so as to properly reflect the financial condition, operations and cash flows of a Person, except that any accounting principle or practice required to be changed by the FASB (or other appropriate board or committee of the FASB) in order to continue as a generally accepted accounting principle or practice may be so changed. Any dispute or disagreement between the Borrower and the Bank relating to the determination of Generally Accepted Accounting Principles shall, in the absence of manifest error, be conclusively resolved for all purposes hereof by the written opinion with respect thereto, delivered to the Bank, of the independent accountants selected by the Borrower and reasonably satisfactory to the Bank for the purpose of auditing the periodic financial statements of the Borrower.

      "Guaranteeing Foreign Subsidiaries" means those Foreign Subsidiaries of the Borrower required to become a Guarantor pursuant to Section 5.01(k) of this Agreement.

      "Guarantor" or Guarantors" means DPI, and any other Person required to guarantee the obligations of the Borrower in accordance with Section 5.01(k) of this Agreement.


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      "Guaranty" or "Guaranties" means the guaranty or guaranties executed and delivered by one or more Guarantors pursuant to Section 3.01(h) or Section 5.01
(k) of this Agreement.

      "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 et. seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule or regulation.

      "Interest Determination Date" means the date on which an Alternate Base Rate Loan is converted to a Eurodollar Loan and, in the case of a Eurodollar Loan, the last day of the applicable Interest Period.

      "Interest Payment Date" means (i) as to each Eurodollar Loan, the last Business Day of each calendar quarter during the applicable Interest Period and the last day of each Interest Period and (


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      ii) as to each Alternate Base Rate Loan, the last Business Day of each calendar quarter.

      "Interest Period" means the period commencing on the date of any Eurodollar Loan and ending on the numerically corresponding day in the calendar month that is one, two, three, six or twelve months thereafter (subject to availability), as the Borrower may elect (or, if there is no numerically corresponding day, on the last Business Day of such month); provided, however,
(i) no Interest Period shall end later than the Maturity Date, (ii) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,
(iii) interest shall accrue from and including the first day of such Interest Period to but excluding the date of payment of such interest pursuant to Section
2.04 and (iv) no Interest Period of particular duration may be selected by the Borrower if the Bank determines, in its sole discretion, that Eurodollar Loans with such maturities are not generally available.

      "Investment" means any stock, evidence of Debt or other security of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guaranty of loans made to others (except for current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms in the ordinary course of business) and any


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purchase of (i) any security of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase, or any other investment.

      "LIBOR Rate" means the rate (rounded upwards, if not already a whole multiple of 1/16th of one (1%) percent, to the next higher of 1/16th of one (1%) percent) at which dollar deposits approximately equal in principal amount to the requested Eurodollar Loan and for a maturity equal to the requested Interest Period are offered in immediately available funds to the London office of the Bank by leading banks in the London interbank market for Eurodollars at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.


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      "Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

      "Loan" or Loans" means the Revolving Credit Loans or any or all of the same as the context may require and includes Alternate Base Rate Loans and Eurodollar Loans, as the context may require.

      "Loan Documents" means this Agreement, the Note, the Guaranty and any other document executed or delivered pursuant to this Agreement.

      "Material Adverse Change" means, as to the Borrower alone, DPI alone, or the Borrower and its Consolidated Subsidiaries taken as a whole, (i) a material adverse change in the financial condition, business, operations, properties, prospects or results of operations of the Borrower alone, DPI alone, or the Borrower and its Consolidated Subsidiaries taken as a whole (provided that the elimination of the inter-company payable between the Borrower and the Guarantor shall not, by virtue of such elimination alone, be deemed a Material Adverse Change in either the Borrower or the


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Guarantor) or (ii) any event or occurrence which could have a material adverse effect on the ability of the Borrower alone, DPI alone, or the Borrower and its Consolidated Subsidiaries taken as a whole to perform its or their obligations under the Loan Documents.

      "Maturity Date" means December 30, 2002.


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      "Multiemployer Plan" means a Plan described in Section 4001(a)(3) of ERISA which covers employees of the Borrower or any ERISA Affiliate.

      "Note" means the Revolving Credit Note.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Acquisition" means an acquisition of the stock or assets of another Person (an "Acquisition") which meets the following criteria: (i) either the Borrower, the Guarantor or a Subsidiary of the Borrower or the Guarantor is the acquiror and the surviving entity, (ii) the proposed acquiree is in the same general line of business as the Borrower, the Guarantor or such Subsidiary (or the assets to be acquired are utilized in the same general line of business as the Borrower, the Guarantor or such Subsidiary, including cosmetics, health and beauty aids and over-the-counter pharmaceuticals), (iii) the Acquisition is to be non-hostile in nature, (iv) prior to and immediately following the Acquisition, there shall not have occurred a Default or an Event of Default, including, without limitation, any breach of Section 5.02(r) of the Agreement
(v) all material third party consents and approvals necessary in connection with the Acquisition shall have been obtained and copies of which shall have been delivered to the Bank, (vi) evidence that such stock or assets are to be purchased free and clear of any liens or encumbrances other than any liens or


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encumbrances permitted under this Agreement and, in the case of stock, free of any restrictions other than those under federal and state securities laws; (vii) if the proposed acquiree becomes a Subsidiary of either the Borrower or the Guarantor (x) the Bank and its counsel shall be reasonably satisfied with all issues relating to the validity and adequacy of consideration for such Subsidiary to guaranty the obligations of the Borrower and (y) such Subsidiary shall immediately execute and deliver its Guaranty of the Borrower's obligations to the Bank in form and substances reasonably satisfactory to the Bank and its counsel, (viii) evidence that the proposed acquiree is in compliance in all material respects with all environmental, federal, state and local laws, rules and regulations with respect to all real estate which is to be acquired by the acquiror and (ix) the aggregate consideration to be paid by the acquiror (including without limitation, cash, stock, transaction costs, guarantees and other contingent obligations, assumed liabilities, compensation to be paid to former shareholders of the acquiree pursuant to any employment agreements, consulting agreements or non-compete agreements, fees, earn-out provisions, any deferred portions of the purchase price or any other costs paid in connection with the Acquisition, collectively, the "Consideration") does not exceed the limits set forth in Section 5.02 (d) of this Agreement.


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      In addition to all Permitted Acquisitions meeting the above criteria, the
Bank shall have received not less than ten (10) days prior to the closing of said Permitted Acquisition, for its satisfactory review and approval, the following: (i) draft and final copies of all documentation, including but not limited to, purchase agreements, shareholder agreements, employment or consulting agreements, non-compete agreements, related to the Permitted Acquisition as may be reasonably required by the Bank (provided that if the draft copies of such documentation are received at least ten (10) days prior to the closing of the Permitted Acquisition, the final copies of such document shall be submitted prior to such closing); (ii) financial statements of the proposed acquiree for the prior three (3) fiscal years, if such financial statements are available to the Borrower, the Guarantor or the Subsidiary making such Permitted Acquisition; (iii) a pro-forma consolidated and consolidating balance sheet (including contingent obligations) and income statement of the Borrower and its Consolidated Subsidiaries (including the proposed acquiree) which includes the effect of the Permitted Acquisition; (iv) a certificate of notice, executed and delivered by the Borrower's chief financial officer, which
(a) confirms compliance in all respects with all of the terms and conditions set forth in this definition of "Permitted Acquisitions", (b) includes the purchase price and the types and amounts of other Consideration to be paid or incurred in connection with the Permitted Acquisition and (c)


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calculates and demonstrates that based upon the most recent fiscal quarter results of the Borrower and its Consolidated Subsidiaries, and after taking into account on a pro forma basis the proposed Permitted Acquisition, the Borrower shall remain in compliance with all of the covenants set forth in Article V of this Agreement including, but without limitation, Section 5.03; evidence, satisfactory to the Bank that all assets and/or stock acquired in connection with the Permitted Acquisition have been acquired free and clear of all liens and encumbrances and free and clear of any restrictions on transfer (other than liens or encumbrances permitted under Section 5.02(a) of this Agreement; and (v)
(a) evidence that the Acquisition shall not double the Consolidated Total Liabilities (including non-perpetual preferred stock) and shall not result in a leverage ratio as measured by Consolidated Total Liabilities (including preferred stock described in clause (ix) of the definition of "Debt") to Consolidated Total Assets ( the "Leverage Ratio") higher than 50%; or (b) evidence that the Acquisition shall not result in a Leverage Ratio higher than 75% and shall not cause 25% or more of the Consolidated Total Liabilities (including preferred stock described in clause (ix) of the definition of "Debt") after the Acquisition to be derived from past or present buyouts, acquisitions or recapitalizations; and (vii) such other information, documentation, information (financial or otherwise) or certificates as the Bank shall reasonably request, all in form and substance reasonably satisfactory to the Bank.


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      "Permitted Dividends" means, with respect to the Borrower, the payment of
(i) any dividend payable in stock of the Borrower or (ii) cash dividends which, in any fiscal year of the Borrower, do not exceed, in the aggregate, fifteen (15%) percent of the Borrower's consolidated net income for such fiscal year.


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      "Permitted Investments" means, (i) direct obligations of the United States of America or any governmental agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (ii) time certificates of deposit having a maturity of one year or less issued by any commercial bank organized and existing under the laws of the United States or any state thereof and having aggregate capital and surplus in excess of $500,000,000.00; (iii) money market mutual funds having assets in excess of $2,500,000,000; (iv) commercial paper rated not less than P-1 or A-1 or their equivalent by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively; (v) tax exempt securities rated Prime 2 or better by Moody's Investor Services, Inc. or A-1 or better by Standard & Poor's Corporation; (vi) loans or advances between the Borrower and a Guarantor; (vii) deposits in, and other investments made available by, European American Bank or The Merchants Bank of New York; (viii) investments in, or loans or advances to, wholly owned domestic Subsidiaries, provided that any such investment, loan or advance made after the date of this Agreement shall be made only in a domestic Subsidiary which is a Guarantor; (ix) investments in, or loans or advances to, Foreign Subsidiaries, provided any such single investment (valued at cost), loan or advance shall not exceed $10,000,000.00 and all such investments (valued at cost), loans and advances shall not exceed
$12,500,000.00; and (x) loans or advances to employees of

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the Borrower or a Guarantor which do not exceed $2,000,000.00 in the aggregate at any time.

      "Permitted Stock Repurchases" means, with respect to the Borrower, (i) the repurchase, in open market transactions, and from sellers which are not Affiliates of the Borrower, of the common stock of the Borrower, (ii) the repurchase of common stock of the Borrower from employees, officers or directors of the Borrower and (iii) the repurchase of common stock of the Borrower from participants in the Del Laboratories, Inc. Employee Stock Ownership Trust (the "ESOT") and from the ESOT, and from participants in the 1984 Stock Option Plan or the 1994 Stock Plan.

      "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity or a federal, state or local government, or a political subdivision thereof or any agency of such government or subdivision.

      "Plan" means any employee benefit plan established, maintained, or to which contributions have been made by the Borrower or any ERISA Affiliate.

      "Prime Rate" means the rate per annum announced by the Bank from time to time as its prime rate in effect at its principal office on a 360-day basis; each change in the Prime Rate shall be effective on the date such change is announced to become effective.

      "Prohibited Transaction" means any transaction set forth in Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time.

      "Regulation D" means Regulation D of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation G" means Regulation G of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation T" means Regulation T of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation U" means Regulation U of the Board of Governors, as the same may be amended and in effect from time to time.

      "Regulation X" means Regulation X of the Board of Governors, as the same may be amended and in effect from time to time.

      "Reportable Event" means any of the events set forth in Section 4043 of ERISA.

      "Revolving Credit Loans" shall have the meaning assigned to such term in
Section 2.01 of this Agreement.

      "Revolving Credit Note" means a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A annexed hereto, evidencing the aggregate indebtedness of the Borrower to the Bank resulting from Revolving Credit Loans made by the Bank to the Borrower pursuant to this Agreement.

      "Senior Notes" means those promissory notes, executed and delivered by the Borrower and evidencing the loans made to the Borrower, in the original principal amount of $40,000,000.00, pursuant to a loan agreement dated as of May 26, 1993, as amended through the date of this Agreement as the same or as such loan agreement may be further amended, modified or extended from time to time.

      "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including, without limitation, any marginal, special, emergency, or supplemental reserves) expressed as a decimal established by the Board of Governors or any other banking authority to which the Bank is subject with respect to the Adjusted LIBOR Rate for Eurocurrency Liabilities (as defined in Regulation D). Such reserve percentages shall include, without limitation, those imposed under such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

      "Subordinated Debt" means Debt of any Person, the repayment of which the obligee has agreed in writing, on terms which have been approved by the Bank in advance in writing, shall be subordinate and junior to the rights of the Bank with respect to Debt owing from such Person to the Bank.

      "Subsidiary" means, as to any Person, any corporation, partnership or joint venture whether now existing or hereafter organized or acquired (i) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person or (ii) in the case of a partnership or joint venture, of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more Subsidiaries of such Person.

      "Unfunded Capital Expenditures" means Capital Expenditures financed other than by the incurrence of Debt.

      "Year 2000 Issue" means the risk of failure of computer software, hardware and firmware systems and equipment containing embedded computer chips to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

      SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to and including".

      SECTION 1.03. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under GAAP.

                                   ARTICLE II

                          AMOUNT AND TERMS OF THE LOANS

      SECTION 2.01. The Revolving Credit Loans. (a) The Bank agrees, on the date of this Agreement, on the terms and conditions of this Agreement and in reliance upon the representations and warranties set forth in this Agreement, to lend to the Borrower prior to the Maturity Date such amounts as the Borrower may request from time to time (individually, a "Revolving Credit Loan" or collectively, the "Revolving Credit Loans"), which amounts may be borrowed, repaid and reborrowed, provided, however, that the aggregate amount of such Revolving Credit Loans outstanding at any one time shall not exceed TWENTY MILLION ($20,000,000.00) DOLLARS (the "Commitment"), or such lesser amount of the Commitment as may be reduced pursuant to Section 2.08 hereof. On the date of this Agreement, all loans outstanding under the line of credit made available by the Bank to the Borrower which bear interest at a rate based on the Adjusted Libor Rate shall be deemed to be Revolving Credit Loans made under this Agreement.

      (b) Each Revolving Credit Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan (or a combination thereof) as the Borrower may request subject to and in accordance with Section 2.02. The Bank may at its option make any Eurodollar Loan by causing a foreign branch or affiliate to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of the Revolving Credit Note. Subject to the other provisions of this Agreement, Revolving Credit Loans of more than one type may be outstanding at the same time, provided not more than seven (7) Eurodollar Loans may be outstanding at the same time.

      SECTION 2.02. Revolving Credit Loans; Notice, Continuation and Conversion.

      (a) Each Revolving Credit Loan shall be (i) in the case of each Alternate Base Rate Loan in the minimum principal amount of $250,000.00 and (ii) in the case of each Eurodollar Loan in the minimum principal amount of $500,000.00 and in increased integral multiples of $100,000.00 (except that, if any such Alternate Base Rate Loan so requested shall exhaust the remaining available Commitment, such Alternate Base Rate Loan may be in an amount equal to the amount of the remaining available Commitment).

     (b) The Borrower shall give the Bank irrevocable written, telex, telephonic (immediately confirmed in writing) or facsimile notice (i) at least three (3) Business Days prior to each Revolving Credit Loan comprised in whole or in part of one or more Eurodollar Loans (subject to availability, including, without limitation, the conditions set forth in (c) below) or (ii) prior to 11:00 a.m. on the day of each Revolving Credit Loan consisting solely of an Alternate Base Rate Loan. Such notice shall specify the date of such borrowing, the amount thereof and whether such Loan is to be (or what portion or portions thereof are to be) an Alternate Base Rate Loan or a Eurodollar Loan and, if such Loan or any portion thereof is to consist of one or more Eurodollar Loans, the principal amounts thereof and Interest Period or Interest Periods with respect thereto. If no election as to the Interest Period is specified in such notice with respect to any Eurodollar Loan, the Borrower shall be deemed to have selected an Interest Period of one month's duration and if a Eurodollar Loan is requested when such Loans are not available, the Borrower shall be deemed to have requested an Alternate Base Rate Loan.

      (c) The Borrower shall have the right, on such notice to the Bank as is required pursuant to (b) above, (i) to continue any Eurodollar Loan or a portion thereof into a subsequent Interest Period (subject to availability) or (ii) to convert an Alternate Base Rate Loan into a Eurodollar Loan (subject to availability) subject to the following:

            (1) if an Event of Default shall have occurred and be continuing at the time of any proposed conversion or continuation only Alternate Base Rate Loans shall be available;

            (2) in the case of a continuation or conversion of fewer than all Loans, the aggregate principal amount of each Eurodollar Loan continued or into which a Loan is converted shall be in the minimum principal amount of $500,000.00 and in increased integral multiples of $100,000.00;

            (3) each continuation or conversion of a Eurodollar Loan shall be effected by the new Loan replacing the Loan (or portion thereof) being continued or converted;

            (4) if the new Loan made as a result of a continuation or conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of continuation or conversion;

            (5) each request for a Eurodollar Loan which shall fail to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month and each request for a Eurodollar Loan made when such Loans are not available shall be deemed to be a request for an Alternate Base Rate Loan; and

            (6) in the event that the Borrower shall not give notice to continue a Eurodollar Loan as provided above, such Loan shall automatically be converted into an Alternate Base Rate Loan at the expiration of the then current Interest Period.

      SECTION 2.03. Revolving Credit Note. Each Revolving Credit Loan shall be evidenced by the Revolving Credit Note of the Borrower. The Revolving Credit Note shall be dated the date hereof and be in the principal amount of $20,000,000.00, and shall mature on the Maturity Date, at which time the entire outstanding principal balance and all interest thereon shall be due and payable and the Commitment shall be terminated. The Revolving Credit Note shall be entitled to the benefits and subject to the provisions of this Agreement.

      At the time of the making of each Revolving Credit Loan and at the time of each payment of principal thereon, the holder of the Revolving Credit Note is hereby authorized by the Borrower to make a notation on the schedule annexed to the Revolving Credit Note of the date and amount, and the type and Interest Period of the Revolving Credit Loan or payment, as the case may be. Failure to make a notation with respect to any Revolving Credit Loan shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Note with respect to such Revolving Credit Loan, and any payment of principal on the Revolving Credit Note by the Borrower shall not be affected by the failure to make a notation thereof on said schedule.

      SECTION 2.04.  Payment of Interest on the Revolving Credit Note.

      (a) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Alternate Base Rate Loan, on each Interest Determination Date and on the Maturity Date. Any change in the rate of interest on the Revolving Credit Note due to a change in the Alternate Base Rate shall take effect as of the date of such change in the Alternate Base Rate.

      (b) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Adjusted LIBOR Rate plus the Applicable Margin. Such interest shall be payable on each Interest Payment Date, commencing with the first Interest Payment Date after the date of such Eurodollar Loan, on each Interest Determination Date and on the Maturity Date. In the event Eurodollar Loans are available, the Bank shall determine the rate of interest applicable to each requested Eurodollar Loan for each Interest Period at 11:00 a.m., New York City time, or as soon as practicable thereafter, two (2) Business Days prior to the commencement of such Interest Period and shall notify the Borrower of the rate of interest so determined. Such determination shall be conclusive absent manifest error.

      SECTION 2.05. Applicable Margin The Applicable Margin for Revolving Credit Loans shall be determined on the basis of the Borrower's Debt to EBITDA Ratio (Applicable Margin), as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Bank shall determine the Applicable Margin within five (5) Business Days after it has received the financial statements of the Borrower as required by Section 5.01(b)(i) or (ii), as applicable. The Bank shall promptly notify the Borrower of such determination, which shall be conclusive, in the absence of manifest error. The Applicable Margin shall be determined as follows:

      (i) The initial Applicable Margin shall be 85 basis points and shall be applicable until five (5) Business Days after delivery of the Borrower's consolidated financial statements for its fiscal year ending December 31, 1998 pursuant to Section 5.01(b) hereof.

      Beginning five (5) Business Days after delivery of the Borrower's consolidated financial statements for the fiscal year ending December 31, 1998, and for each fiscal year or quarter thereafter:

      (ii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is equal to or less than 1.50 to 1.00, the Applicable Margin shall be 70 basis points.

      (iii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 1.50 to 1.00 but equal to or less than 2.00 to 1.00, the Applicable Margin shall be 85 basis points.

      (iv) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.00 to 1.00, but equal to or less than 2.25 to 1.00, the Applicable Margin shall be 100 basis points.

     (v) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.25 to 1.00, but equal to or less than 2.50 to 1.00, the Applicable Margin shall be 125 basis points.

     (vi) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.50 to 1.00, the Applicable Margin shall be 150 basis points.

      The Applicable Margin for any Eurodollar Loan shall change during the term of such Eurodollar Loan as a result of this Section 2.05.

      In the event that the Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in Section 5.01(b)(i) or (ii) hereof, unless an Event of Default is declared as a result of such failure, the Applicable Margin shall be 150 basis points until the Borrower delivers all required financial statements and certificates at which time the Applicable Margin shall be redetermined as provided for in this Section 2.05.

      Upon the occurrence and during the continuance of a Default or an Event of Default the Applicable Margin may, as a result of changes in the Borrower's Debt to EBITDA Ratio (Applicable Margin), increase but will not decrease.

      SECTION 2.06 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower (i) to refinance (subject to the last sentence of Section 2.01(a) of this Agreement) existing Debt owing to the Bank, (ii) to refinance Debt owing to European American Bank, (iii) for working capital, (iv) to fund Capital Expenditures, (v) to finance Permitted Acquisitions or (vi) for general corporate purposes, including the repurchase of the Borrower's common stock. No part of the proceeds of any Loan may be used for any purpose that directly or indirectly violates or is inconsistent with, the provisions or Regulations G, T, U or X.

      SECTION 2.07. Commitment Fee. (a) The Borrower agrees to pay to the Bank from the date of this Agreement and for so long as the Commitment remains outstanding, on the last Business Day of each calendar quarter, a commitment fee computed at the rate set forth below, based on the Borrower's Debt to EBITDA Ratio (Applicable Margin) (computed on the basis of the actual number of days elapsed over 360 days) on the average daily unused amount of the Commitment, such commitment fee being payable for the calendar quarter, or part thereof, preceding the payment date.

     (b) The commitment fee shall be determined on the basis of the Borrower's Debt to EBITDA Ratio (Applicable Margin), as calculated based on the Borrower's consolidated financial statements for its most recent fiscal year or quarter. The Bank shall determine the commitment fee within five (5) Business Days after it has received the financial statements of the Borrower as required by Section 5.01(b)(i) or (ii), as applicable. The Bank shall promptly notify the Borrower of such determination, which shall be conclusive, in the absence of manifest error. The commitment fee shall be determined as follows:

      (i) The initial commitment fee shall be 12.5 basis points and shall be applicable until five (5) Business Days after delivery of the Borrower's consolidated financial statements for its fiscal year ending December 31, 1998 pursuant to Section 5.01(b) hereof.

      Beginning five (5) Business Days after delivery of the Borrower's consolidated financial statements for the fiscal year ending December 31, 1998, and for each fiscal year or quarter thereafter:

      (ii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is equal to or less than 2.25 to 1.00, the commitment fee shall be 12.5 basis points.

      (iii) If the Borrower's Debt to EBITDA Ratio (Applicable Margin) as of the end of such fiscal year or quarter is greater than 2.25 to 1.00, the commitment fee shall be 25 basis points.

      In the event that the Borrower fails to deliver any financial statements and the related certificate on the due date therefor set forth in Section 5.01(b)(i) or (ii) hereof, the commitment fee shall be 25 basis points until the Borrower delivers all required financial statements and certificates at which time the commitment fee shall be redetermined as provided for in this Section 2.07.

      Upon the occurrence and during the continuance of a Default or an Event of Default the commitment fee may, as a result of changes in the Borrower's Debt to EBITDA Ratio (Applicable Margin), increase but will not decrease.

      SECTION 2.08. Reduction of Commitment. Upon at least three (3) Business Days' written notice, the Borrower may irrevocably elect to have the unused Commitment terminated in whole or reduced in part provided, however, that any such partial reduction shall be in a minimum amount of $1,000,000.00, or whole multiples thereof. The Commitment, once terminated or reduced, shall not be reinstated without the express written approval of the Bank.

      SECTION 2.09. Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Alternate Base Rate Loan, in whole or in part, without premium or penalty on the same day on which telephonic notice is given to the Bank (immediately confirmed in writing) of such prepayment provided, however, that each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $250,000.00

      (b) The Borrower shall have the right at any time and from time to time, subject to the provisions of this Agreement, to prepay any Eurodollar Loan, in whole or in part, on three (3) Business Days' prior irrevocable written notice to the Bank, provided, however, that (i) each such prepayment shall be on a Business Day and shall be in a minimum principal amount of $500,000.00 and in increased integral multiples of $100,000.00 and (ii) each such prepayment shall be subject to the provisions of Section 2.10 of this Agreement.

      (c) The notice of prepayment under this Section 2.09 shall set forth the prepayment date and the principal amount of the Loan being prepaid and shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Each prepayment under this Section 2.09 shall be applied first towards unpaid interest on the amount being prepaid and then towards the principal in whole or partial prepayment of Loans by the Borrower. In the absence of such specification, amounts being prepaid shall be applied first to any Alternate Base Rate Loan then outstanding and then to Eurodollar Loans in the order of the expiration of their respective Interest Periods.

      SECTION 2.10. Reimbursement by Borrower.

      The Borrower shall reimburse the Bank upon the Bank's demand for any loss, cost or expense incurred or to be incurred by it (in the Bank's sole determination) as a result of any prepayment or conversion (whether voluntarily or by acceleration) of any Eurodollar Loan other than on the last day of the Interest Period for such Loan, or if the Borrower fails to borrow the Eurodollar Loan (or is not able to borrow because of a Default or an Event of Default or for any other reason hereunder) after having given the irrevocable notice of borrowing required by this Agreement. Such reimbursement shall include, but not be limited to, any loss, cost or expense incurred by the Bank in obtaining, liquidating or redeploying any funds used or to be used in making or maintaining the Eurodollar Loan.

      SECTION 2.11. Statutory Reserves. It is understood that the cost to the Bank of making or maintaining Eurodollar Loans may fluctuate as a result of the applicability of, or change in, Statutory Reserves. The Borrower agrees to pay to the Bank from time to time, as provided in Section 2.12 below, such amounts as shall be necessary to compensate the Bank for the portion of the cost of making or maintaining any Eurodollar Loans made by it resulting from any such Statutory Reserves, or change therein, it being understood that the rates of interest applicable to Eurodollar Loans hereunder have been determined on the basis of Statutory Reserves in effect at the time of determination of the Adjusted LIBOR Rate, and that such rate does not reflect costs imposed on the Bank in connection with any change to such Statutory Reserves. It is agreed that, for purposes of this paragraph, the Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D without benefit or credit of proration, exemptions or offsets which might otherwise be available to the Bank from time to time under Regulation D.

      SECTION 2.12. Increased Costs. If, after the date of this Agreement, the adoption of, or any change in, any applicable law, regulation, rule or directive, or any interpretation thereof by any authority charged with the administration or interpretation thereof:

            (i) subjects the Bank to any tax with respect to its Commitment, the Loans, the Note or on any amount paid or to be paid under or pursuant to this Agreement, the Commitment, the Loans or the Note (other than any tax measured by or based upon the overall net income of the Bank);

            (ii) changes the basis of taxation of payments to the Bank of any amounts payable hereunder (other than any tax measured by or based upon the overall net income of the Bank);

            (iii) imposes, modifies or deems applicable any reserve, capital adequacy or deposit requirements against any assets held by, deposits with or for the account of, or loans made by, the Bank; or

            (iv) imposes on the Bank any other condition affecting its Commitment, the Loans, the Note or this Agreement; and the result of any of the foregoing is to increase the cost to the Bank of maintaining this Agreement or the Commitment or making the Loans, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by the Bank or to require the Bank to make any payment on or calculated by reference to the gross amount of any sum received by it, in each case by an amount which the Bank in its reasonable judgment deems material, then and in any such case:

            (a) the Bank shall promptly advise the Borrower of such event, together with the date thereof, the amount of such increased cost or reduction or payment and the way in which such amount has been calculated; and

            (b) the Borrower shall pay to the Bank, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Bank for such additional cost, reduction or payment for so long as the same shall remain in effect.

            The determination of the Bank as to additional amounts payable pursuant to this Section 2.12 shall be conclusive evidence of such amounts absent manifest error.

      SECTION 2.13. Capital Adequacy. If the Bank shall have determined that the applicability of any law, rule, regulation or guideline, or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of the Bank's holding company with respect to capital adequacy) by an amount reasonably deemed by the Bank to be material, then and in any such case:

            (a) the Bank shall promptly advise the Borrower of such event, together with the date thereof, the amount of such reduction and the way in which such amount has been calculated; and

            (b) the Borrower shall pay to the Bank, within ten (10) days after the advice referred to in subsection (a) hereinabove, such an amount or amounts as will compensate the Bank for such reduction for so long as the same shall remain in effect.

            The determination of the Bank as to additional amounts payable pursuant to this Section 2.13 shall be conclusive evidence of such amounts absent manifest error.

      SECTION 2.14. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, if any change after the date hereof in law, rule, regulation, guideline or order, or in the interpretation thereof by any governmental authority charged with the administration thereof, shall make it unlawful for the Bank to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, the Bank may:

            (i) declare that Eurodollar Loans will not thereafter be made hereunder, whereupon the Borrower shall be prohibited from requesting such Eurodollar Loans hereunder unless such declaration is subsequently withdrawn; and

           (ii) require that, subject to the provisions of Section 2.10, all outstanding Eurodollar Loans made by it be converted to an Alternate Base Rate Loan, whereupon all of such Eurodollar Loans shall be automatically converted to an

      Alternate Base Rate Loan as of the effective date of such notice as provided in paragraph (b) below.

            (b) For purposes of this Section 2.14, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, for the purposes of paragraph (a) above, if lawful, and if any Eurodollar Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

      SECTION 2.15. Indemnity. The Borrower will indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or the occurrence of any Event of Default, including but not limited to any loss or expense sustained or incurred in liquidating or employing deposits from third parties acquired to affect or maintain such Eurodollar Loan or any part thereof. When claiming under this Section 2.15, the Bank shall provide to the Borrower a statement, signed by an officer of the Bank, explaining the amount of any such loss or expense (including the calculation of such amount), which statement shall, in the absence of manifest error, be conclusive with respect to the parties hereto.

      SECTION 2.16. Change in LIBOR; Availability of Rates. In the event, and on each occasion, that, on the day the interest rate for any Eurodollar Loan is to be determined, the Bank shall have reasonably determined (which determination, absent manifest error, shall be conclusive and binding upon the Borrower) that dollar deposits in the amount of the principal amount of the requested Eurodollar Loan are not generally available in the London interbank market, or that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Bank of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period, such Eurodollar Loan shall be unavailable. The Bank shall, as soon as practicable thereafter, given written, telex or telephonic notice of such determination of unavailability to the Borrower. Any request by the Borrower for an unavailable Eurodollar Loan shall be deemed to have been a request for an Alternate Base Rate Loan. After such notice shall have been given and until the Bank shall have notified the Borrower that the circumstances giving rise to such notice no longer exist, each subsequent request for an unavailable Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

      SECTION 2.17. Authorization to Debit Borrower's Account. The Bank is hereby authorized to debit the Borrower's account maintained with the Bank for
(i) all scheduled payments of principal and/or interest under the Note, and (ii) the commitment fee and all other amounts due hereunder; all such debits to be made on the days such payments are due in accordance with the terms hereof.

      SECTION 2.18. Late Charges, Default Interest. (a) If the Borrower shall default in the payment of any principal installment of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to (i) the amount of principal, interest, fees and/or other amounts due (the "Past Due Amount") times (ii) two (2%) percent in excess of the interest rate otherwise in effect with respect to the type of Loan in connection with which the required payments have not been made, or, if no such interest rate is in effect, two (2%) percent in excess of the Alternate Base Rate, times (ii) the number of days the Past Due Amount is delinquent.

      (b) Upon the occurrence and during the continuation of an Event of Default, the Borrower shall pay interest on all amounts owing under the Note and this Agreement (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to two (2%) percent in excess of the interest rate otherwise in effect hereunder.

      SECTION 2.19. Payments. All payments by the Borrower hereunder or under the Note shall be made in Dollars in immediately available funds at the office of the Bank by 12:00 noon, New York City time on the date on which such payment shall be due. Interest on the Note shall accrue from and including the date of each Loan to but excluding the date on which such Loan is paid in full or refinanced with a Loan of a different type.

      SECTION 2.20. Interest Adjustments. (a) If the provisions of this Agreement or the Note would at any time otherwise require payment by the Borrower to the Bank of any amount of interest in excess of the maximum amount then permitted by applicable law the interest payments shall be reduced to the extent necessary so that the Bank shall not receive interest in excess of such maximum amount. To the extent that, pursuant to the foregoing sentence, the Bank shall receive interest payments hereunder or under the Note in an amount less than the amount otherwise provided, such deficit (hereinafter called the "Interest Deficit") will cumulate and will be carried forward (without interest) until the termination of this Agreement. Interest otherwise payable to the Bank hereunder and under the Note for any subsequent period shall be increased by such maximum amount of the Interest Deficit that may be so added without causing the Bank to receive interest in excess of the maximum amount then permitted by applicable law.

      (b) The amount of the Interest Deficit on the Maturity Date shall be cancelled and not paid.

      SECTION 2.21. Participations, Etc. The Bank shall have the right at any time, to sell, assign, transfer or negotiate all or any part of the Note or the Commitment or grant participations therein to one or more banks (foreign or domestic, including an affiliate of the Bank), insurance companies or other financial institutions, pension funds or mutual funds, provided that (i) any such sale, assignment, transfer or negotiation shall be with the consent of the Borrower, such consent not to be unreasonably withheld or delayed and provided further that the Borrower's consent shall not be required if any Default or Event of Default has occurred and is continuing and (ii) as long as no Default or Event of Default has occurred and is continuing, the Bank agrees to retain at least fifty one (51%) percent of the Commitment and outstanding Loans. The Borrower and the Guarantor agree and consent to the Bank providing financial and other information regarding their business and operations to prospective purchasers or participants (provided that such prospective purchasers or participants shall agree in writing to be bound by the provisions of Section
7.09 hereof prior to receiving any information regarding the Borrower or any of its Subsidiaries) and further agree that to the extent that the Bank should sell, assign, transfer or negotiate all or any part of the Note or the Commitment, the Bank shall be forever released and discharged from its obligations under the

      Note, the Commitment and this Agreement to the extent same is sold, assigned, transferred or negotiated. Nothing herein shall be read or construed as prohibiting or otherwise limiting the ability or right of the Bank to pledge any Note to a Federal Reserve Bank.

                                   ARTICLE III

                              CONDITIONS OF LENDING

      SECTION 3.01. Conditions Precedent to the Making of the Initial Revolving Credit Loan. The obligation of the Bank to make the initial Revolving Credit Loan contemplated by this Agreement is subject to the condition precedent that the Bank shall have received from the Borrower and the Guarantor the following, in form and substance satisfactory to the Bank and its counsel:

      (a) The Revolving Credit Note duly executed and payable to the order of the Bank.

      (b) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors of the Borrower authorizing the Loans and authorizing and approving this Agreement and the other Loan Documents and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

      (c) Certified (as of the date of this Agreement) copies of the resolutions of the Board of Directors and the shareholders of the Guarantor, authorizing and approving this Agreement, its Guaranty and any other Loan Document applicable to the Guarantor, and the execution, delivery and performance thereof and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, its Guaranty and the other Loan Documents.

      (d) A certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Borrower certifying: (i) the names and true signatures of the officer or officers of the Borrower authorized to sign this Agreement, the Revolving Credit Note and the other Loan Documents to be delivered hereunder on behalf of the Borrower; and (ii) a copy of the Borrower's by-laws as complete and correct on the date of this Agreement.

      (e) A Certificate of the Secretary or an Assistant Secretary (attested to by another officer) of the Guarantor certifying (i) the names and true signatures of the officer or officers of the Guarantor authorized to sign this Agreement, its Guaranty and any other Loan Documents to be delivered hereunder on behalf of the Guarantor; (ii) a copy of the Guarantor's by-laws as complete and correct on the date of this Agreement; and (iii) the stock ownership of the Guarantor.

      (f) Copies of the certificate of incorporation and all amendments thereto of the Borrower and the Guarantor, certified in each case by the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantor and a certificate of existence and good standing with respect to the Borrower and the Guarantor from the Secretary of State (or equivalent officer) of the state of incorporation of the Borrower and the Guarantor and from the Secretary of State (or equivalent officer) of any state in which the Borrower or the Guarantor is authorized to do business.

      (g) An opinion of O'Sullivan, Graev and Karabell, LLP, counsel for the Borrower and the Guarantor as to certain matters referred to in Article IV hereof and as to such other matters as the Bank or its counsel may reasonably request.

      (h) From the Guarantor, an executed Guaranty.

      (i) Evidence that the Borrower and the Guarantor maintain adequate casualty and liability insurance, with financially sound and reputable insurance companies or associations, in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower and the Guarantor operate.

      (j) Receipt and satisfactory review by the Bank of all credit agreements and other similar agreements described in Section 4.01(t) of this Agreement.

      (k) Receipt and satisfactory review by the Bank of an amendment, modification or waiver of applicable provisions of the agreements relating to the Senior Notes which allow for this Agreement and the transactions contemplated hereby.

      (l) Reduction of the line of credit from the Bank to the Borrower from $15,000,000.00 of availability to $10,000,000.00 of availability.

      (m) Receipt and satisfactory review by the Bank of the management prepared consolidating financial statements of the Borrower and its Consolidated Subsidiaries for the nine month period ended September 30, 1998.

      (n) Receipt and satisfactory review by the Bank of the management letter issued in connection with the audit of the Borrower's consolidated financial statements for the year ended December 31, 1997.

      (o) The following statements shall be true and the Bank shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date hereof, stating that:

            (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date, except for those relating to an earlier date, which shall remain true and correct as of such earlier date; and

           (ii) No Default or Event of Default has occurred and is continuing, or would result from the making of the initial Revolving Credit Loan.

      (p) Receipt by the Bank of the remaining balance ($50,000.00) of its facility fee.

      (q) All schedules, documents, certificates and other information provided to the Bank pursuant to or in connection with this Agreement shall be reasonably satisfactory to the Bank and its counsel in all respects.

      (r) All legal matters incident to this Agreement and the transactions contemplated hereby shall be satisfactory to Cullen and Dykman, counsel to the Bank.

      (s) Receipt by the Bank of such other approvals, opinions or documents as the Bank or its counsel may reasonably request.

      (t) Payment by the Borrower of the reasonable fees and expenses of counsel to the Bank.

      SECTION 3.02. Conditions Precedent to All Revolving Credit Loans. The obligation of the Bank to make each Revolving Credit Loan (including the initial Revolving Credit Loan) shall be subject to the further condition precedent that on the date of such Revolving Credit Loan:

      (a) The following statements shall be true and the Bank shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such Revolving Credit Loan, stating that:

           (i) The representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date which shall remain true and correct as of such earlier date; and

           (ii) No Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan.

      (b) The Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

      SECTION 3.03. Conditions Precedent to Revolving Credit Loans Used to Fund Permitted Acquisitions. The obligation of the Bank to make each Revolving Credit Loan the proceeds of which are to be used, in whole or in part, to fund a Permitted Acquisition, shall be subject to the further condition precedent that on the date of such Revolving Credit Loan;

      (a) The Bank shall have received evidence, satisfactory to the Bank, that all conditions and qualifications set forth in the definition of "Permitted Acquisition" shall have been met, provided, however, for any Permitted Acquisition, the Consideration for which does not exceed $5,000,000.00, the Borrower shall not be required to deliver the documents referred to in the second paragraph of the definition of "Permitted Acquisition" but shall instead deliver to the Bank a summary of such Permitted Acquisition with calculations evidencing continued compliance with the provisions of Section
5.03 of this Agreement.

      (b) Subject to the provisions of Section 5.01 (k) of this Agreement, the Bank shall have received the Guaranty of any new Subsidiary formed and/or acquired as a result of the Permitted Acquisition.

      (c) The Bank shall have received and satisfactorily reviewed evidence that no Default or Event of Default shall occur as a result of the Permitted Acquisition, including, without limitation, evidence of compliance with Section 5.02(r) of this Agreement.

      (d) The Bank shall have received and satisfactorily reviewed all consents and approvals from third parties necessary for the Permitted Acquisition.

      (e) The following statements shall be true and the Bank shall have received a certificate signed by the President or the Chief Financial Officer of the Borrower dated the date of such Revolving Credit Loan, stating that (i) the representations and warranties contained in Article IV of this Agreement and in the Loan Documents are true and correct in all material respects on and as of such date as though made on and as of such date except for those that relate to an earlier date, which shall remain true and correct as of such earlier date;
(ii) no Default or Event of Default has occurred and is continuing, or would result from such Revolving Credit Loan or such Permitted Acquisition; and (iii) all of the covenants set forth in Section 5.03 of this Agreement shall be complied with immediately before and following the Permitted Acquisition, with calculations evidencing such compliance.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01. Representations and Warranties. On the date hereof and, on each date that the Borrower requests a Revolving Credit Loan, the Borrower and the Guarantor each represent and warrant as follows:

      (a) Subsidiaries. On the date hereof, the only Subsidiaries of the Borrower or the Guarantor are those set forth on Schedule 4.01(a) annexed hereto, which Schedule accurately sets forth with respect to each such Subsidiary, its name and address, any other addresses at which it conducts business, its state of incorporation and each other jurisdiction in which it is qualified to do business and the identity and share holdings of its stockholders. Except as set forth on Schedule 4.01(a), all of the issued and outstanding shares of each Subsidiary which are owned by the Borrower or the Guarantor are owned by the Borrower or the Guarantor free and clear of any mortgage, pledge, lien or encumbrance, other than Liens permitted by Section 5.02(a) of this Agreement. Except as set forth on Schedule 4.01(a) and except for options granted under the 1984 Stock Option Plan or the 1994 Stock Plan, there are no outstanding warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of common or capital stock or other equity interest of the Borrower, the

Guarantor or any Subsidiary of the Borrower or the Guarantor, nor are there outstanding any securities which are convertible into or exchangeable for any shares of the common or capital stock of the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor.

      (b) Organization; Good Standing. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor are each a corporation duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of incorporation and each has the corporate power to own its assets and to transact the business in which it is presently engaged and is duly qualified and is in good standing in all other jurisdictions where the failure to so qualify would be reasonably likely to result in a Material Adverse Change.

      (c) Loan Documents; No Consents or Violations. The execution, delivery and performance by the Borrower and the Guarantor of the Loan Documents to which they are a party are within the Borrower's and the Guarantor's corporate power and have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the stockholders of the Borrower or the Guarantor (other than those previously obtained and appropriate evidence of which has been delivered to the Bank); (ii) do not contravene the Borrower's or the Guarantor's certificate of incorporation, charter or by-laws; (iii) violate any provision of or any law, rule, regulation, contractual restriction, order, writ, judgment, injunction, or decree, determination or award binding on or affecting the Borrower or the Guarantor; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement, or any other material agreement, lease or instrument to which the Borrower or the Guarantor is a party or by which it or its properties may be bound or affected; and (v) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Borrower or the Guarantor.

      (d) Authorization. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower or the Guarantor of any Loan Document to which it is a party, except authorizations, approvals, actions, notices or filings which have been obtained, taken or made, as the case may be.

      (e) Validity and Enforceability. The Loan Documents, when delivered hereunder, will have been duly executed and delivered on behalf of the Borrower and the Guarantor, as the case may be, and will be legal, valid and binding obligations of the Borrower and the Guarantor, as the case may be, enforceable against the Borrower or the Guarantor in accordance with their respective terms.

      (f) Financial Statements. The consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal year ended December 31, 1997, and for the nine (9) month period ended September 30, 1998 copies of each of which have been furnished to the Bank, (i) fairly present in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as at such dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the periods ended on such dates, all in accordance with GAAP, subject, in the case of the interim financial statements, to year end adjustments and the absence of footnotes, (ii) between December 31, 1997 and the date of this Agreement there has been (x) no material increase in the consolidated liabilities of the Borrower and its Consolidated Subsidiaries, other than increases in liabilities resulting solely from increased borrowings under the Borrower's existing lines of credit and (y) no Material Adverse Change and (iii) except as disclosed on such financial statements or the notes thereto, there are no undisclosed liabilities of the Borrower or any of its Consolidated Subsidiaries, contingent or otherwise required to be disclosed therein.

      (g) Litigation. There is no pending or to the Borrower's or the Guarantor's knowledge, threatened action, proceeding or investigation affecting the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor, before any court, governmental agency or arbitrator, which would either in one case or in the aggregate, be reasonably likely to result in a Material Adverse Change.

      (h) Taxes. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor have filed all federal, state and local tax returns required to be filed and have paid all taxes, assessments and governmental charges and levies thereon to be due, including interest and penalties, unless and only to the extent that (i) such taxes are being contested in good faith and by appropriate proceedings by the Borrower, the Guarantor or any such Subsidiary, as the case may be; (ii) there are adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, the Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Borrower, the Guarantor or any such Subsidiary have been commenced.

      (i) Licenses, etc. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor possess, or has the right to use, all material licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and neither the Borrower, the Guarantor nor any such Subsidiary are in violation of any similar rights of others.

      (j) No Adverse Agreements. Neither the Borrower, nor the Guarantor nor any Subsidiary of the Borrower or the Guarantor is a party to any indenture, loan or credit agreement or any other agreement, lease or instrument or subject to any charter or corporate restriction, the default or breach of which would be reasonably likely to result in a Material Adverse Change. All material agreements to which the Borrower, the Guarantor, or any Subsidiary of the Borrower or the Guarantor is a party are in full force and effect and neither the Borrower, the Guarantor nor any such Subsidiary are in default of any such agreement.

      (k) Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other way which will cause the Borrower to violate the provisions of Regulations G, T, U or X.

      (l) Compliance with Laws. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor are in all material respects in compliance with all federal and state laws and regulations in all jurisdictions where the failure to comply with such laws or regulations would be reasonably likely to result in a Material Adverse Change.

      (m) ERISA. The Borrower, the Guarantor, each Subsidiary of the Borrower or the Guarantor and each ERISA Affiliate are in compliance in all material respects with all applicable provisions of ERISA. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan; no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds under Section 4042 of ERISA entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administrate, a Plan, nor has the PBGC instituted any such proceedings; neither the Borrower, the Guarantor, any Subsidiary of the Borrower or the Guarantor, nor any ERISA Affiliate has completely or partially withdrawn under Sections 4201 or 4204 of ERISA from a Multiemployer Plan; the Borrower, the Guarantor, each Subsidiary of the Borrower or the Guarantor and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans and the present fair market value of all Plan assets exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan in accordance with the provisions of ERISA for calculating the potential liability of the Borrower, the Guarantor, any such Subsidiary or any ERISA Affiliate to PBGC or the Plan under Title IV of ERISA; and neither the Borrower, the Guarantor, any such Subsidiary nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA.

      (n) Hazardous Materials. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor are in compliance in all material respects with all federal, state or local laws, ordinances, rules, regulations or policies governing Hazardous Materials and neither the Borrower, the Guarantor nor any such Subsidiary has used Hazardous Materials on, from, or affecting any property now owned or occupied or hereafter owned or occupied by the Borrower, the Guarantor or any such Subsidiary in any manner which violates federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and, to the Borrower's, the Guarantor's and such Subsidiaries' knowledge, no prior owner of any such property or any tenant, subtenant, prior tenant or prior subtenant have used Hazardous Materials on, from or affecting such property in any manner which violates federal, state or local laws, ordinances, rules, regulations, or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

      (o) Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used exclusively for the purposes set forth in Sections 2.06 hereof.

      (p) Title to Assets; No Liens. The Borrower and the Guarantor have good and marketable title to all of their properties and assets, subject only to the Liens permitted by Section 5.02(a) of this Agreement.

      (q) Casualties, etc. Neither the business nor the properties of the Borrower, the Guarantor nor any Subsidiary of the Borrower or the Guarantor are affected by any fire, explosion, accident, strike, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which would be reasonably likely to result, in any one case or in the aggregate, in a Material Adverse Change.

      (r) Solvency. (i) The fair value of the assets of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) DPI alone, exceeds, in each case, their debts and liabilities (subordinated, contingent or otherwise); (ii) the present fair saleable value of the property of (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis and (y) DPI alone, is, in each case, greater than the amount required to pay the probable liability of their debts and other liabilities (subordinated, contingent or otherwise) as such debts and other liabilities mature; (iii) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis, (y) the Borrower alone and (z) DPI alone, are, in each case, able to pay their debts and liabilities (subordinated, contingent or otherwise) as such debts and liabilities mature; and (iv) (x) the Borrower and its Consolidated Subsidiaries, on a consolidated basis, (y) the Borrower alone and (z) DPI alone, do not have, in each case, unreasonably small capital to conduct the businesses in which they are engaged; and (v) DPI has a positive net worth.

      (s) Financial Advantage. The Guarantor acknowledges it has derived or expects to derive a financial or other advantage from the Loans obtained by the Borrower from the Bank.

      (t) Credit Agreements, etc. Schedule 4.01(t) is a complete and correct list of all credit agreements, indentures, purchase agreements, guaranties, Capital Leases, and other agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in the principal amount of $50,000.00 or more and in respect of which the Borrower or the Guarantor are in any manner directly or contingently obligated, and the maximum principal or face amounts of the credit in question, outstanding or to be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule.

      (u) Year 2000 Issue. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's and the Guarantor's computer systems or of the computer systems of any Subsidiary of the Borrower or the Guarantor and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's, the Guarantor's or any such Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be substantially completed by June 30,1999. The cost to the Borrower, the Guarantor and any such Subsidiary of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Guarantor (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or be reasonably likely to result in a Material Adverse Change in the Borrower or the Guarantor or any such Subsidiary.

Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor are and, with ordinary course upgrading and maintenance, will be reasonably likely to continue for the term of this Agreement to be, sufficient to permit the Borrower, the Guarantor and each such Subsidiary to conduct its business without Material Adverse Change.

                                    ARTICLE V

                   COVENANTS OF THE BORROWER AND THE GUARANTOR

      SECTION 5.01. Affirmative Covenants. So long as any amount shall remain outstanding under the Revolving Credit Note, or so long as the Commitment shall remain in effect, the Borrower and the Guarantor will, unless the Bank shall otherwise consent in writing:

      (a) Compliance with Laws, Etc. Comply, and cause each Subsidiary of the Borrower or the Guarantor to comply, in all material respects with all applicable laws, rules, regulations and orders, where the failure to so comply would be reasonably likely to result in a Material Adverse Change.

      (b) Reporting Requirements. Furnish to the Bank: (i) Annual Financial Statements. As soon as available and in any event within one hundred and five
(105) days after the end of each fiscal year of the Borrower, a copy of the audited consolidated and unaudited consolidating (such consolidating statements to be prepared by management of the Borrower) financial statements of the Borrower and its Consolidated Subsidiaries for such year, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the previous fiscal year, together with an unqualified opinion, prepared by independent certified public accountants selected by the Borrower and reasonably satisfactory to the Bank, all such financial statements to be prepared in accordance with GAAP.

      (ii) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a copy of the consolidated and consolidating financial statements of the Borrower and its Consolidated Subsidiaries for such quarter, including balance sheets with related statements of income and retained earnings and statements of cash flows, all in reasonable detail and setting forth in comparative form the figures for the comparable quarter for the previous fiscal year, all such financial statements to be prepared by management of the Borrower in accordance with GAAP.

      (iii) Management Letters. Promptly upon receipt thereof, copies of any reports submitted to the Borrower or the Guarantor by independent certified public accountants in connection with the examination of the financial statements of the Borrower and the Guarantor made by such accountants.

      (iv) Certificate of No Default. Simultaneously with the delivery of the financial statements referred to in Section 5.01(b)(i) and (ii), a certificate of the President or the Chief Financial Officer of the Borrower, (1) certifying that no Default or Event of Default has occurred and is continuing, or if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto; and (2) with computations demonstrating compliance with the covenants contained in Section 5.03.

      (v) Accountants' Report. Simultaneously with the delivery of the annual financial statements referred to in Section 5.01(b)(i), a certificate of the independent certified public accountants who audited such statements to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specify in such certificate each such condition or event of which they have knowledge and the nature and status thereof.

      (vi) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor which, if determined adversely to the Borrower, the Guarantor or any such Subsidiary would be reasonably likely to result in a Material Adverse Change.

      (vii) Notice of Defaults and Events of Default. As soon as possible and in any event within five (5) days after the occurrence of each Default or Event of Default, a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the Borrower with respect thereto.

      (viii) ERISA Reports. Promptly after the filing or receiving thereof, copies of all reports, including annual reports, and notices which the Borrower, or any Subsidiary of the Borrower or the Guarantor, files with or receives from the PBGC, the Internal Revenue Service or the U.S. Department of Labor under ERISA; and as soon as possible after the Borrower, the Guarantor or any such

Subsidiary knows or has reason to know that any Reportable Event or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower, the Guarantor or any such Subsidiary has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, the Borrower or the Guarantor will deliver to the Bank a certificate of the President or the Chief Financial Officer of the Borrower or the Guarantor setting forth details as to such Reportable Event or Prohibited Transaction or Plan termination and the action the Borrower or the Guarantor proposes to take with respect thereto;

      (ix) Environmental Notices. Promptly after the receipt thereof, a copy of any claim, summons, charge or other notice to the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor regarding compliance (or failure to comply) with any federal, state or local laws governing Hazardous Materials.

      (x) Material Adverse Change. Promptly, upon the occurrence thereof, notice of a Material Adverse Change.

      (xi) Reports to Other Creditors. Promptly after the furnishing thereof, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Bank pursuant to any other clause of this
Section 5.01(b).

      (xii) Proxy Statements, Etc. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower, the Guarantor or any

Subsidiary of the Borrower or the Guarantor sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements which the Borrower or the Guarantor or any such Subsidiary files with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange.

      (xiii) Notice of Affiliates. Promptly after any Person becomes an Affiliate of the Borrower or the Guarantor (other than if such Person becomes an Affiliate solely by virtue of a member of management of the Borrower making an investment in such Person), notice to the Bank of such Affiliate, provided that this clause (xiii) shall not require the Borrower to advise the Bank of any changes in officers or directors of the Borrower.

      (xiv) General Information. Such other information respecting the condition or operations, financial or otherwise, of the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor as the Bank may from time to time reasonably request.

           (c) Taxes. Pay and discharge, and cause each Subsidiary of the Borrower or the Guarantor to pay and discharge, all taxes, assessments and governmental charges upon it or them, its or their income and its or their properties prior to the dates on which penalties are attached thereto, unless and only to the extent that (i) such taxes shall be contested in good faith and by appropriate proceedings by the Borrower, the Guarantor or any such Subsidiary, as the case may be; (ii) there be adequate reserves therefor in accordance with GAAP entered on the books of the Borrower, the

Guarantor or any such Subsidiary; and (iii) no enforcement proceedings against the Borrower, the Guarantor or any such Subsidiary have been commenced.

      (d) Corporate Existence. Preserve and maintain, and cause each Subsidiary of the Borrower or the Guarantor to preserve and maintain, their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Borrower, the Guarantor and each such Subsidiary in each case where failure to so preserve or maintain would be reasonably likely to result in a Material Adverse Change.

      (e) Maintenance of Properties and Insurance. (i) Keep, and cause each Subsidiary of the Borrower and the Guarantor to keep, the respective properties and assets (tangible or intangible) that are useful and necessary in its business, in good working order and condition, reasonable wear and tear excepted; and (ii) maintain, and cause any such Subsidiary to maintain, insurance with financially sound and reputable insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning properties and doing business in the same general areas in which the Borrower, the Guarantor and any such Subsidiary may operate.

      (f) Books of Record and Account. Keep, and cause each Subsidiary of the Borrower and the Guarantor to keep, adequate records and proper books of record and account in which complete entries will be made in a manner to enable the preparation of financial statements in accordance with GAAP, reflecting all financial transactions of the Borrower, the Guarantor, and any such Subsidiary.

      (g) Visitation. At any reasonable time, and from time to time, and upon prior notice, and, provided no Default or Event of Default then exists, not more often than once during any calendar year, permit the Bank or any agents or representatives thereof, to examine and make copies of and abstracts from the financial and accounting books and records of, and visit the properties of, the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor to discuss the affairs, finances and accounts of the Borrower, the Guarantor or any such Subsidiary with any of the respective officers or directors of the Borrower, the Guarantor or any such Subsidiary or the Borrower's, the Guarantor's or such Subsidiary's independent accountants.

      (h) Performance and Compliance with Other Agreements. Perform and comply in all material respects, and cause each Subsidiary of the Borrower or the Guarantor to perform and comply in all material respects, with each of the provisions of each and every agreement the failure to perform or comply with which would be reasonably likely to result in a Material Adverse Change.

      (i) Pension Funding. Comply in all material respects, and cause each Subsidiary of the Borrower or the Guarantor to comply in all material respects, with the following and cause each ERISA Affiliate of the Borrower, the Guarantor or any such Subsidiary to comply with the following:

           (i) engage solely in transactions which would not subject any of such entities to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $25,000.00;

            (ii) make full payment when due of all amounts which, under the provisions of any Plan or ERISA, the Borrower, the Guarantor, any such Subsidiary or any ERISA Affiliate of any of same is required to pay as contributions thereto;

           (iii) all applicable provisions of the Internal Revenue Code and the regulations promulgated thereunder, including but not limited to Section 412 thereof, and all applicable rules, regulations and interpretations of the Accounting Principles Board and the Financial Accounting Standards Board;

           (iv) not fail to make any payments in an aggregate amount greater than $25,000.00 to any Multiemployer Plan that the Borrower, the Guarantor, any such Subsidiary or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

            (v) not take any action regarding any Plan which could result in the occurrence of a Prohibited Transaction.

      (j) Licenses. Maintain at all times, and cause each Subsidiary of the Borrower or the Guarantor to maintain at all times, all licenses or permits necessary to the conduct of its business or as may be required by any governmental agency or instrumentality thereof.

      (k) New Subsidiaries. (a) Cause any Subsidiary (other than a Foreign Subsidiary) of the Borrower or the Guarantor formed after the date of this Agreement to become a Guarantor and to become a party to this Agreement as a Guarantor.

           (b) Cause any Foreign Subsidiary which, in the reasonable determination of the Borrower and its professional advisors, if it became a Guaranteeing Foreign Subsidiary would not result in adverse tax consequences to the Borrower, to become a Guarantor and to become a party to this Agreement as a Guarantor.

     (l) Existing Subsidiaries. Not later than March 31, 1999, the Borrower shall advise the Bank whether it shall dissolve one or more of the domestic Subsidiaries (other than DPI) listed on Schedule 4.01(a); and (i) as to those Subsidiaries it elects to dissolve, it shall dissolve such Subsidiaries, and give notice to the Bank of such dissolution, not later than April 30, 1999; or
(ii) as to those Subsidiaries it elects not to dissolve, it shall deliver to the Bank, in form and substance reasonably satisfactory to the Bank and its counsel, the following with respect to each such Subsidiary:

(1) an agreement pursuant to which such Subsidiary becomes a party to, and bound by, this Agreement as a Guarantor;

(2) a Guaranty substantially in the form of the Guaranty delivered by DPI;

(3) a Secretary's certificate complying in form and substance, together with all exhibits, similar to the Secretary's Certificate being delivered by DPI on the date of this Agreement; and

(4) an opinion of counsel (which may be in house counsel to the Borrower) to each such Subsidiary substantially similar to the opinion being delivered with respect to DPI on the date of this Agreement.

      (m) Additional Covenant. Not later than March 15, 1999 the Borrower will deliver to the Bank the documentation required by Section 3.01(k) of this Agreement.

      SECTION 5.02. Negative Covenants. So long as any amount shall remain outstanding under the Revolving Credit Note or so long as the Commitment shall remain in effect, neither the Borrower nor the Guarantor will, without the written consent of the Bank:

      (a) Liens, Etc. Create, incur, assume or suffer to exist, any Lien, upon or with respect to any of its properties, now owned or hereafter acquired, except:

             (i) Liens in favor of the Bank;

             (ii) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

            (iii) Liens imposed by law, such as mechanics', materialmen's, landlords', warehousemen's, and carriers' Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

           (iv) Liens under workers' compensation, unemployment insurance, Social Security, or similar legislation;

           (v) Liens, deposits, or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

           (vi) Liens described in Schedule 5.02(a), provided that no such Liens shall be renewed, extended or refinanced;

           (vii) Judgment and other similar Liens arising in connection with court proceedings (other than those described in Section 6.01(f)), provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

           (viii) Easements, rights-of-way, restrictions, and other similar encumbrances which, in the aggregate, do not materially interfere with the Borrower's or the Guarantor's occupation, use and enjoyment of the property or assets encumbered thereby in the normal course of its business or materially impair the value of the property subject thereto;

           (ix) Purchase money Liens on any property hereafter acquired or the assumption of any Lien on property existing at the time of such acquisition, or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease, provided that:

                  (1) Any property subject to any of the foregoing is acquired by the Borrower or the Guarantor in the ordinary course of its respective business (or in connection with a Permitted Acquisition and the Lien is otherwise permitted hereunder) and the Lien on any such property is created contemporaneously with such acquisition;

                  (2) The obligation secured by any Lien so created, assumed, or existing shall not exceed one hundred (100%) percent of lesser of cost or fair market value of the property acquired as of the time of the Borrower or the Guarantor acquiring the same;

                  (3) Each such Lien shall attach only to the property so acquired and fixed improvements thereon; and

                  (4) The obligation secured by such Lien is permitted by the provisions of Section 5.02(b) and the related expenditure is permitted by the provisions of Section 5.03(c).

      (b) Debt. Create, incur, assume, or suffer to exist, any Debt, except:

           (i) Debt of the Borrower under this Agreement or the Note or any other Debt of the Borrower or the Guarantor owing to the Bank;

           (ii) Debt described in Schedule 5.02(b), provided that no such Debt shall be renewed, extended or refinanced;

           (iii) Subordinated Debt;

           (iv) Accounts payable to trade creditors for goods or services and current operating liabilities (other than for borrowed money), in each case incurred and paid in the ordinary course of business;

           (v) Debt in respect of letters of credit issued for the account of the Borrower or the Guarantor in an aggregate outstanding face amount at any time of up to $5,000,000.00;

           (vi) Debt of the Borrower or any Corporate Guarantor secured by purchase money Liens permitted by Section 5.02(a)(ix);

           (vii) Debt evidenced by the Senior Notes; and

           (viii) Any other Debt not described in clauses (i) through (vii) above which is incurred under one or more unsecured lines of credit in an aggregate principal amount of not more than $18,000,000.00, provided that the Borrower has no such Debt outstanding for at least thirty (30) consecutive days during each rolling twelve (12) month period, measured from the date of this Agreement.

      (c) Intentionally Omitted.

      (d) Merger. Merge into, or consolidate with or into, or have merged into it, any Person; and, for the purpose of this subsection (d), the acquisition or sale by the Borrower or the Guarantor by lease, purchase or otherwise, of all, or substantially all, of the common stock or the assets of any Person or of it shall be deemed a merger of such Person with the Borrower or the Guarantor, provided that (i) the Borrower and the Guarantor may make Permitted Acquisitions, but further provided that the Consideration (as defined in the definition of "Permitted Acquisition") does not exceed (x) $25,000,000.00 for any Permitted Acquisition or (y) $50,000,000.00 for all Permitted Acquisitions made during the term of this Agreement, (ii) the Borrower may merge with the Guarantor, provided the Borrower is the surviving entity and (iii) any Guarantor may merge with any other Guarantor.

      (e) Sale of Assets, Etc. Sell, assign, transfer, lease or otherwise dispose of any of its assets, (including a saleleaseback transaction) with or without recourse, except for (i) inventory disposed of in the ordinary course of business; (ii) the sale or other disposition of assets no longer used or useful in the conduct of its business; (iii) the sale of the Borrower's facility in Plainview, New York; (iv) sales or other dispositions of any other assets which do not exceed, in any fiscal year, $3,000,000.00 (valued at the sales price of such assets); and (iv) sales of assets between the Borrower and a Guarantor or between Guarantors.

      (f) Investments, Etc. Make any Investment other than Permitted
Investments.

      (g) Transactions With Affiliates. Except for transactions with the current Chief Executive Officer of the Borrower, and except as otherwise expressly permitted by this Agreement or except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's, the Guarantor's or a Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or the Guarantor or the Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate, enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate.

      (h) Prepayment of Outstanding Debt. Pay, in whole or in part, any outstanding Debt (other than (i) Debt owing to the Bank, (ii) scheduled payments of principal and/or interest on any other Debt including, without limitation, the Senior Notes and (iii) accounts payable and other trade payables) of the Borrower or the Guarantor, which by its terms is not then due and payable.

      (i) Guarantees. Guaranty, or in any other way become directly or contingently obligated for any Debt of any other Person (including any agreements relating to working capital maintenance, take or pay contracts or similar arrangements) other than (i) the endorsement of negotiable instruments for deposit in the ordinary course of business; (ii) guarantees existing on the date hereof and set forth in Schedule 5.02(i) annexed hereto; or (iii) guarantees of any Debt permitted under Section 5.02(b) of this Agreement.

      (j) Change of Business. Materially alter the nature of its business.

      (k) Fiscal Year. Change the ending date of its fiscal year from December
31.

      (l) Losses. Incur a net loss for any fiscal year.

      (m) Accounting Policies. Change any accounting policies, except as permitted by GAAP.

      (n) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire or otherwise acquire for value any of its capital stock now or hereafter outstanding, or make any distribution of assets to its stockholders as such, whether in cash, assets, or in obligations of the Borrower or the Guarantor; or allocate or otherwise set apart any sum for the payment of any dividend or distribution on, or for the purchase, redemption or retirement of any shares of its capital stock; or make any other distribution by reduction of capital or otherwise in respect of any share of its capital stock, except, provided no Default or Event of Default has occurred and is continuing
(i) Permitted Dividends or (ii) Permitted Stock Repurchases funded in cash and which do not exceed $10,000,000.00 in the aggregate in any fiscal year.

      (o) Change in Control. (a) Permit any Person or "group" (within the meaning of Section 13(d)-3 under the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission as in effect on the date hereof), other than the current management of the Borrower, to own more than fifty (50%) percent of the outstanding voting securities of the Borrower. (b) Permit any nominees other than nominees nominated by the existing board of directors of the Borrower to hold a majority of the seats on the board of directors of the Borrower.

      (p) Intentionally Omitted.

      (q) Hazardous Material. The Borrower, the Guarantor and each Subsidiary of the Borrower or the Guarantor shall not cause or permit any property owned or occupied by the Borrower, the Guarantor or any such Subsidiary to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance with all applicable federal, state and local laws or regulations; nor shall the Borrower, the Guarantor or any such Subsidiary cause or permit, as a result of any intentional or unintentional act or omission on the part of the Borrower, the Guarantor or any such Subsidiary or any tenant or subtenant, a release of Hazardous Materials onto any property owned or occupied by the Borrower, the Guarantor or any such Subsidiary or onto any other property; nor shall the Borrower, the Guarantor and each such Subsidiary fail to comply with all applicable federal, state and local laws, ordinances, rules and regulations, whenever and by whomever triggered, nor fail to obtain and comply with, any and all approvals, registrations or permits required thereunder. The Borrower and the Guarantor shall execute any documentation required by the Bank in connection with the representations, warranties and covenants contained in this paragraph and Section 4.01 of this Agreement.

      (r) Limitations on Consolidated Foreign Assets and Revenues. (a) Have more than fifteen (15%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be located in, or derived from, locations other than the United States.

      (b) Have more than ten (10%) percent of the consolidated assets or revenues of the Borrower and its Consolidated Subsidiaries be held by, or produced by, any Foreign Subsidiary.

      SECTION 5.03. Financial Requirements. So long as any amount shall remain outstanding under the Revolving Credit Note or so long as the Commitment shall remain in effect:

      (a) Minimum Consolidated Tangible Net Worth. The Borrower will maintain at all times Consolidated Tangible Net Worth of not less than (i) $35,000,000.00 from the date of this Agreement until December 30, 1999; and (ii) beginning on December 31, 1999 until December 30, 2000 and on each succeeding December 31 through the succeeding December 30, the sum of (x) thirty (30%) of the consolidated net income of the Borrower for the fiscal year ending such December 31 plus (y) the required (in accordance with this Section 5.03(a)) level of Consolidated Tangible Net Worth as of the preceding December 31.

      (b) Consolidated Capital Expenditures. The Borrower will not make Consolidated Capital Expenditures in excess of $15,000,000.00 in the aggregate during any fiscal year of the Borrower.

      (c) Consolidated Leverage Ratio. The Borrower will maintain at all times a Consolidated Leverage Ratio (tested quarterly) of not greater than 3.00 to 1.00.

      (d) Consolidated Interest Coverage Ratio. The Borrower will maintain at all times a Consolidated Interest Coverage Ratio of not less than 3.00 to 1.00.

      (e) Consolidated Fixed Charge Ratio. The Borrower will maintain at all times a Consolidated Fixed Charge Ratio of not less than 1.25 to 1.00.

      (f) Debt to EBITDA Ratio. The Borrower will maintain at all times a Debt to EBITDA Ratio of not greater than 2.75 to 1.00.

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) The Borrower shall fail to pay (i) any installment of principal of the Revolving Credit Note when due or (ii) any interest, fees or other amounts owed in connection with this Agreement within five (5) days of when such payment is due; or

            (b) Any representation or warranty made by the Borrower or the Guarantor herein or in the Loan Documents or which is contained in any certificate, document, opinion, or financial or other statement furnished at any time under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) The Borrower or the Guarantor shall (i) fail to perform or observe any term, covenant or agreement contained in Sections 5.01(a), (c), (e),
(f), (h), (i) or (j) of this Agreement for twenty (20) days after such performance or observation is required, or (ii) fail to perform or observe any other term, covenant, or agreement contained in this Agreement in any other Loan Document (other than the Note) on its part to be performed or observed; or

            (d) The Borrower, the Guarantor, or any Subsidiary of the Borrower or the Guarantor shall fail to pay any Debt or Debts, or principal installments thereon, which Debt or Debts are in the aggregate principal amount of $500,000.00 or more (excluding Debt evidenced by the Note) of the Borrower, the Guarantor or any such Subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

            (e) The Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Guarantor or any such Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and if instituted against the Borrower, the Guarantor or any such Subsidiary shall remain undismissed for a period of 60 days; or the Borrower, the Guarantor or any such Subsidiary shall take any action to authorize any of the actions set forth above in this subsection (e); or

            (f) Any judgment or order or combination of judgments or orders for the payment of money, in excess of $500,000.00 in the aggregate, which sum shall not be subject to full, complete and effective insurance coverage (subject to deductibles), shall be rendered against the Borrower, the Guarantor or any Subsidiary of the Borrower or the Guarantor and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (g) The Guarantor shall fail to perform or observe any term or provision of its Guaranty or any representation or warranty made by the Guarantor (or any of its officers) in connection with the Guarantor's Guaranty shall prove to have been incorrect in any material respect when made; or

            (h) Any of the following events occur or exist with respect to the Borrower, the Guarantor, any Subsidiary of the Borrower or the Guarantor, or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution of the PBGC of any such proceedings; (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, could in the opinion of the Bank subject the Borrower, the Guarantor, any such Subsidiary or any ERISA Affiliate to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceeds or may exceed $250,000.00; or

            (i) This Agreement or any other Loan Document, at any time after its execution and delivery and for any reason, ceases to be in full force and effect or shall be declared to be null and void, or the validity or enforceability of any document or instrument delivered pursuant to this Agreement shall be contested by the Borrower, the Guarantor or any party to such document or instrument or the Borrower, the Guarantor or any party to such document or instrument shall deny that it has any or further liability or obligation under any such document or instrument; or

            (j) An event of default specified in any Loan Document other than this Agreement shall have occurred and be continuing.

            SECTION 6.02. Remedies on Default. Upon the occurrence and continuance of an Event of Default the Bank may by notice to the Borrower, (i) terminate the Commitment, (ii) declare the Revolving Credit Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Commitment shall be terminated, the Revolving Credit Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and (ii) proceed to enforce its rights whether by suit in equity or by action at law, whether for specific performance of any covenant or agreement contained in this Agreement or any Loan Document, or in aid of the exercise of any power granted in either this Agreement or any Loan Document or proceed to obtain judgment or any other relief whatsoever appropriate to the enforcement of its rights, or proceed to enforce any other legal or equitable right which the Bank may have by reason of the occurrence of any Event of Default hereunder or under any Loan Document, provided, however, upon the occurrence of an Event of Default referred to in
Section 6.01(e), the Commitment shall be immediately terminated, the Revolving Credit Note, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Any amounts collected pursuant to action taken under this
Section 6.02 shall be applied to the
payment of, first, any costs incurred by the Bank in taking such action, including, but without limitation, reasonable attorneys fees and expenses, second, to payment of the accrued but unpaid interest on the Revolving Credit Note, and third, to payment of the unpaid principal of the Revolving Credit Note.

      SECTION 6.03. Remedies Cumulative. No remedy conferred upon or reserved to the Bank hereunder or in any Loan Document is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or any Loan Document or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Bank to exercise any remedy reserved to it in this Article VI, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Agreement or in any Loan Document.

                                   ARTICLE VII

                                  MISCELLANEOUS

      SECTION 7.01. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document to which the Borrower or the Guarantor is a party, nor consent to any departure by the Borrower or the Guarantor from any provision of any Loan Document to which it is a party, shall in any event be effective unless the same shall be in writing and signed by the Bank and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 7.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication) and mailed, telegraphed, sent by facsimile or delivered, if to the Borrower or the Guarantor, at the address of the Borrower or Guarantor, as the case may be, set forth at the beginning of this Agreement and if to the Bank, at the address of the Bank set forth at the beginning of this Agreement to the attention of Del Laboratories, Inc. Account Officer, or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this Section 7.02 to the other parties. All such notices and communications shall be effective upon the earlier of (i) actual receipt or (ii) (a) three Business Days after deposit in the United States Mail,
(b) upon transmission when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy as otherwise provided herein), (c) one Business Day after deposit with a reputable overnight courier or (d) when delivered, by hand delivery.

      SECTION 7.03. No Waiver, Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right, power or remedy under any Loan Document, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

      SECTION 7.04. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Revolving Credit Note and any other Loan Documents, including, without limitation, the reasonable fees and expenses of counsel for the Bank with respect thereto (provided that such fees (excluding expenses) of counsel to the Bank shall not exceed, absent unanticipated delays and unforeseeable issues, $15,000.00) and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement, the Revolving Credit Note and any other Loan Documents. The Borrower and the Guarantor shall, jointly and severally, at all times, protect, indemnify, defend and save harmless the Bank from and against any and all claims, actions, suits and other legal proceedings, and liabilities, obligations, losses, damages, penalties, judgments, costs, expenses or disbursements which the Bank may, at any time, sustain or incur by reason of or in consequence of or arising out of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except as hereinafter provided. The Borrower and the Guarantor acknowledge that it is the intention of the parties hereto that this Agreement shall be construed and applied to protect and indemnify the Bank against any and all risks involved in the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, all of which risks are hereby assumed by the Borrower and the Guarantor, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority, provided that neither the Borrower nor the Guarantor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Bank's gross negligence or willful misconduct. The provisions of this Section 7.04 shall survive the payment of the Note and the termination of this Agreement.

      SECTION 7.05. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank, Chase Securities, Inc. or any other affiliate of the Bank to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement, the Revolving Credit Note and the other Loan Documents, irrespective of whether or not the Bank shall have made any demand under this Agreement, the Revolving Credit Note or such other Loan Documents and although such obligations may be unmatured. The rights of the Bank under this Section are in addition to all other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

      SECTION 7.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Guarantor and the Bank and thereafter it shall be binding upon and inure to the benefit of the Borrower, the Guarantor and the Bank and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall have any right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

      SECTION 7.07. Further Assurances. The Borrower and the Guarantor agree at any time and from time to time at its expense, upon the reasonable request of the Bank or its counsel, to promptly execute, deliver, or obtain or cause to be executed, delivered or obtained any and all further instruments and documents and to take or cause to be taken all such other action the Bank may deem desirable in obtaining the full benefits of, this Agreement or any other Loan Document.

      SECTION 7.08. Section Headings, Severability, Entire Agreement. Section and subsection headings have been inserted herein for convenience only and shall not be construed as part of this Agreement. Every provision of this Agreement and each Loan Document is intended to be severable; if any term or provision of this Agreement, any Loan Document, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto embody the entire Agreement and understanding between the Borrower, the Guarantor and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof.

      SECTION 7.09. Confidentiality. The Bank and each of its assignees and participants agree to use commercially reasonable efforts (reasonably equivalent to the efforts the Bank or such assignee or participant applies to maintaining the confidentiality of its own confidential information) to maintain as confidential all confidential information provided to them by the Borrower or any of its Subsidiaries, except that the Bank and any assignee or participant may disclose such information (a) to Persons employed or engaged by the Bank or such assignee or participant in evaluating, approving, structuring or administering this Agreement, the Loans or the Commitment; (b) to any bona fide assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 7.09 (and any such bona fide assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any governmental authority or reasonably believed by the Bank or such assignee or participant to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of the Bank's or such assignee's or participant's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Bank or such assignee or participant is a party arising in connection with any Loan Document; or (f) which ceases to be confidential through no fault of Bank or such assignee or participant.

      SECTION 7.10. Governing Law. This Agreement, the Revolving Credit Note and all other Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York.

      SECTION 7.11. Waiver of Jury Trial. The Borrower, the Guarantor and the Bank waive all rights to trial by jury on any cause of action directly or indirectly involving the terms, covenants or conditions of this Agreement or any Loan Document.

      SECTION 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                                 DEL LABORATORIES, INC.

                                 By________________________________
                                   Name:   Enzo Vialardi
                                   Title:  Executive Vice President
                                           and Chief Financial
                                           Officer


                                 DEL PHARMACEUTICALS, INC.

                                 By________________________________
                                    Name:  Enzo Vialardi
                                    Title: Executive Vice President
                                           and Chief Financial
                                           Officer


                                 THE CHASE MANHATTAN BANK

                                 By________________________________
                                    Name:  Christopher G. Zimmermann
                                   Title:  Vice President

                                SCHEDULE 4.01(a)


                                  Subsidiaries


                          STATE OF INCORPORATION         IDENTITY AND
                          AND EACH STATE IN WHICH        PERCENTAGE OF
SUBSIDIARY'S NAME         IT IS QUALIFIED TO DO          OWNERSHIP OF
   AND ADDRESS                 BUSINESS                 EACH SHAREHOLDER
-----------------         -----------------------       ----------------

                                SCHEDULE 4.01 (t)


                                Credit Agreements





                  Nature of          Amount of          Liens Securing
Creditor          Agreement            Credit               Credit
--------          ---------            ------               ------

                                SCHEDULE 5.02(a)


                                      Liens


Creditor                     Amount               Property Subject to Lien
--------                     ------               ------------------------



See Schedule 4.01(t)

                                SCHEDULE 5.02(b)

                                      Debt


             Creditor                                      Amount
             --------                                      ------

                                SCHEDULE 5.02(i)


                                   Guaranties

Description of All Guaranties:




None

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE



$20,000,000.00                                    Garden City, New York
                                                  December 30, 1998

      FOR VALUE RECEIVED, on the Maturity Date, DEL LABORATORIES, INC., a Delaware corporation, having its principal place of business at 178 EAB Plaza, Uniondale, New York 11556 (the "Borrower"), promises to pay to the order of THE CHASE MANHATTAN BANK (the "Bank") at its office located at 395 North Service Road, Suite 302, Melville, New York 11747, the principal sum of the lesser of:
(a) TWENTY MILLION ($20,000,000.00) DOLLARS; or (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by Bank to Borrower pursuant to the Agreement (as defined below).

      Borrower shall pay interest on the unpaid principal balance of this Note from time to time outstanding, at said office, at the rates of interest, at the times and for the periods set forth in the Agreement.

      All payments including prepayments on this Note shall be made in lawful money of the United States of America in immediately available funds. Except as otherwise provided in the Agreement, if a payment becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon at the rate herein specified during such extension.

      Borrower hereby authorizes Bank to enter from time to time the amount of each Loan to Borrower and the amount of each payment on a Loan on the schedule annexed hereto and made a part hereof. Failure of Bank to record such information on such schedule shall not in any way effect the obligation of Borrower to pay any amount due under this Note.

      This Note is the Revolving Credit Note referred to in that certain Loan Agreement among Borrower, Del Pharmaceuticals, Inc., and Bank of even date herewith (the "Agreement"), as such Agreement may be amended from time to time, and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in said Agreement. All capitalized terms used in this Note and not defined herein shall have the meanings given them in the Agreement.

      If any action or proceeding be commenced to collect this Note or enforce any of its provisions, Borrower further agrees to pay all reasonable costs and expenses of such action or proceeding and attorneys' fees and expenses and further expressly waives any and every right to interpose any counterclaim in any such action or proceeding. Borrower hereby submits to the jurisdiction of the Supreme Court of the State of New York and agrees with Bank that personal jurisdiction over Borrower shall rest with the Supreme Court of the State of New York for purposes of any action on or related to this Note, the liabilities hereunder, or the enforcement of either or all of the same. Borrower hereby waives personal service by manual delivery and agrees that service of process may be made by pre-paid certified mail directed to the Borrower at the Borrower's address set forth above or at such other address as may be designated in writing by the Borrower to Bank in accordance with Section 7.02 of the Agreement, and that upon mailing of such process such service be effective with the same effect as though personally served. Borrower hereby expressly waives any and every right to a trial by jury in any action on or related to this Note, the liabilities hereunder or the enforcement of either or all of the same.

      Subject to the provisions of the Agreement, Bank may transfer this Note to the permitted transferee or transferees, who shall thereupon become vested with all the powers and rights above given to Bank in respect thereto, and Bank shall thereafter be forever relieved and fully discharged from any liability or responsibility in the matter. The failure of any holder of this Note to insist upon strict performance of each and/or all of the terms and conditions hereof shall not be construed or deemed to be a waiver of any such term or condition.

      Borrower and all endorsers and guarantors hereof waive presentment and demand for payment, notice of non-payment, protest, and notice of protest.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

                                DEL LABORATORIES, INC.



                                By:______________________________________

                                    Name:  Enzo Vialardi
                                    Title: Executive Vice President
                                           and Chief Financial
                                           Officer

                       Schedule of Revolving Credit Loans


                            Amount of
                            Principal       Unpaid            Name of
            Amount of        Paid or       Principal        Person Making
 Date         Loan           Prepaid        Balance           Notation
------      ---------       ---------      ---------        -------------

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

____________________________________________________